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                                     FORM OF
                                OPTION AGREEMENT
                                    UNDER THE
                    KII HOLDING CORP. 1998 STOCK OPTION PLAN

     THIS AGREEMENT is dated as of December 31, 1998 (the "Grant Date"), and is among KII Holding Corp., a Delaware corporation (the "Corporation"), Stellex Industries, Inc., a Delaware corporation ("Stellex Industries"), and ________________ ("Optionee"), in accordance with the terms of the KII Holding Corp. 1998 Stock Option Plan (the "Plan"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Plan.

     1. Grant of Option. Subject to the terms of this Agreement and the Plan, the Corporation hereby grants to Optionee a nonstatutory stock option (the "Option") to purchase _____ shares of the Corporation's Class A Common Stock, no par value ("Option Stock"), at a price per share (the "Exercise Price") and in the manner and subject to the conditions hereinafter provided. In conjunction with an IPO by Stellex Industries, the Plan Administrator may, at its option, convert the Option into an option to purchase Common Stock pursuant to the conversion procedures set forth in Section 3 of the Plan.

     2. Exercise Price. The Exercise Price shall be $______ per share. In the event the Plan Administrator applies the conversion feature set forth in Section 3 of the Plan, the Exercise Price shall continue to apply as if the Option remained exercisable for Option Stock.

     3. Term of Option. The Option shall not be exercisable after July 1, 2007 (the "Expiration Date").

     4. Vesting of Options. Optionee will become vested in the Option in installments as follows:

          (i) seventeen and one-half percent (17.5%) of the Option granted shall vest on the date of this Agreement;

          (ii) twenty and five-eighths percent (20.625%) of the Option granted shall vest on December 31, 1999;

          (iii) twenty and five-eighths percent (20.625%) of the Option granted shall vest on December 31, 2000;

          (iv) twenty and five-eighths percent (20.625%) of the Option granted shall vest on December 31, 2001; and

          (v) twenty and five-eighths percent (20.625%) of the Option granted shall vest on December 31, 2002.

Notwithstanding the foregoing: (i) the Option (to the extent it has not otherwise been terminated) will become fully vested upon the death or Disability of the Optionee; and (ii) during any period of


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time when the Optionee is not actively at work due to a physical or mental condition that may result in Disability, the passage of time toward the dates specified in this Section 4 will be tolled under this Agreement and the Option vesting schedule described above will be postponed by that period of time.

     5. Time of Exercise of Option. The Optionee may exercise the portion of the Option that has become Vested Options from time to time during the term of the Option, but only after the earliest to occur of:

     (a)  an IPO by the Corporation,

     (b)  an IPO by Stellex Industries,

     (c)  after a Corporate Transaction, subject to Section 6 of the Plan, or

     (d)  the date that is 60 days prior to the Expiration Date.

Shares of Option Stock owned by Optionee as a result of his exercise of the Option shall be referred to herein as "Purchased Shares."

     6. Provisions Regarding the Vesting and Forfeiture of Options. Except as provided below, the Option, except Vested Options, shall terminate upon Optionee's employment termination for any reason (including, without limitation, Optionee's resignation or retirement, or at the Corporation's election). Notwithstanding the foregoing and any provisions of Section 4 to the contrary, Optionee shall forfeit the Option, including Vested Options, if Optionee commits Misconduct, effective on the date Optionee commits such Misconduct.

     7. Cessation of Service. The option term specified in Section 3 shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

          (a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while the Option is outstanding, then Optionee shall have a period of three months (commencing with the later of the date of such cessation of Service or the date on which such Option becomes exercisable) during which to exercise the Vested Options, but in no event shall the Option be exercisable at any time after the Expiration Date.

          (b) Should Optionee die while the Option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the Option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the Option. Such right shall lapse and the Option shall cease to be outstanding upon the one year anniversary of the later of the date of Optionee's death or the date on which such Option becomes exercisable, but in no event shall the Option be exercisable at any time after the Expiration Date.



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          (c) Should Optionee cease Service by reason of Disability while the
     Option is outstanding, then Optionee shall have a period of twelve months (commencing with the later of the date of such cessation of Service or the date on which such Option becomes exercisable) during which to exercise the Option. In no event shall the Option be exercisable at any time after the Expiration Date.

          (d) Should Optionee's Service be terminated for Misconduct, then the Option shall terminate immediately and cease to remain outstanding.

          (e) During the post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of shares of Option Stock in which Optionee is, at the time of Optionee's cessation of Service, vested in accordance with the Vesting Schedule. Upon the expiration of such exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any Vested Options for which the Option has not been exercised. To the extent Optionee is not vested in any shares of Option Stock at the time of Optionee's cessation of Service, the Option shall immediately terminate and cease to be outstanding with respect to those shares.

          (f) In the event of a Corporate Transaction, the provisions of Section 6 of the Plan shall govern the period for which the Option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

     8. The Plan. The terms of this Agreement shall be subject to the terms of the Plan and the terms of any stockholder or voting agreement to which Optionee is a party from time to time (the "Stockholders' Agreement"). In the case of any conflict between the terms of this Agreement and the terms of the Plan or a Stockholders' Agreement, the terms of the Plan or a Stockholders' Agreement shall control. Capitalized terms will have the meanings assigned to such terms in the Plan.

     9. Conditions. Optionee shall not have any of the rights of a stockholder with respect to shares until such shares shall be issued or transferred to Optionee after the exercise of the Option. The following shall be conditions to the Corporation's obligation to issue or transfer shares to Optionee after the exercise of the Option: (a) Optionee has paid in full for the shares with respect to which the Option was exercised; (b) Optionee shall execute an agreement agreeing to be bound by all of the provisions of the Stockholders' Agreement; and (c) Optionee shall agree that he is acquiring such shares for investment with no intention at the time of reselling or otherwise disposing of all or any part of the same unless the shares are registered under Section 12(b) or 12(g) of the 1934 Act and are listed on a national securities exchange or traded in a national automated quotation system.

     10. Corporation's Repurchase of Purchased Shares.

     (a) Upon (i) the termination of Optionee's employment for any reason, (ii) the transfer or purported transfer of any Options or Purchased Shares to any Person who is not at the time of transfer an employee of the Corporation or
(iii) the sale by the Corporation to a third party of the stock or all or substantially all of the assets of the direct or indirect subsidiary of the Corporation


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by which the Optionee is employed, the Corporation shall have the option (the
"Corporation Option"), exercisable at any time after such termination of employment, transfer or sale, to purchase any or all Purchased Shares and to terminate all Vested Options not terminated pursuant to Sections 6 and 7. Each time that the Corporation exercises the Corporation Option, the Redemption Value of the Optionee's Purchased Shares and Vested Options (less all applicable Federal, state, local and foreign income and other withholding taxes) with respect to which the Corporation Option is exercised shall be converted to a Distribution Account on or before the Settlement Date, and distributed according to the provisions of this Section. The provisions of this Section 10(a) shall not apply if the Purchased Shares or the Common Stock or Option Stock, as the case may be, into which the Vested Options are exercisable or convertible are registered under Section 12(b) or 12(g) of the 1934 Act and such securities are listed on a national securities exchange or traded in a national automated quotation system.

     (b) On the Settlement Date, Optionee shall deliver to the Corporation any Purchased Shares being purchased by the Corporation pursuant to such exercise free of any liens or encumbrances, and duly endorsed or with duly executed stock powers.

     (c) The Corporation will distribute the amount in a Optionee's Distribution Account to the Optionee in cash, (i) (A) in thirty-six equal monthly installment payments (or over such shorter period as may be approved by the Plan Administrator in its sole discretion), if the amount in the Distribution Account equals or exceeds $100,000; and (B) in one lump sum, if the amount in the Distribution Account is less than $100,000; or (ii) over such longer period as may be required under the terms of the agreements and instruments governing the indebtedness of Stellex Industries and its Subsidiaries then in effect. Amounts in the Distribution Account will bear interest from the applicable Settlement Date until the date of distribution at a rate equal to the rate as of the Settlement Date on U.S. treasury securities of a similar tenor and maturity, as determined by the Plan Administrator from publicly available sources. Notwithstanding the foregoing, the Corporation may, in its sole discretion, at any time during the installment period, distribute the remaining amount of a Optionee's Distribution Account in a single lump sum cash payment, plus interest to the date of payment. The Corporation also may issue a promissory note evidencing its obligation to pay amounts in the Distribution Account.

     (d) Distribution of a Optionee's Distribution Account will commence no later than 30 days after the Redemption Value has been determined.

     (e) If a Optionee dies before complete distribution of his or her Distribution Account, the remaining value of the Optionee's Distribution Account will be distributed to the beneficiary designated by the Optionee over the same period as distributions were being made to the Optionee; except that, the Corporation may, in its sole discretion, determine to pay the remaining balance of the deceased Optionee's Distribution Account to the designated beneficiary in a single lump sum payment at any time. If a Optionee has not designated a beneficiary under the Plan, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this section will be distributed to the Optionee's estate.

     (f) The Corporation shall have the option, exercisable at any time on or after the six month anniversary of the exercise of any Vested Options, to purchase any or all Purchased Shares


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received as a result of such exercise at the Fair Market Value thereof. The manner in which any such purchase shall be effected shall be substantially in accordance with the procedures set forth in Section 10(b) through Section 10(e), with such changes as the Plan Administrator shall approve in its sole discretion.

     11. No Guaranty of Employment. Nothing herein confers or shall confer on Optionee any right to continue in the employment of the Corporation nor shall interfere with the Corporation's right to terminate the employment of Optionee at any time.

     12. Certain Tax Consequences. Optionee acknowledges that the Option granted hereby is not an incentive stock option for tax purposes and that both the award of the Option and the exercise thereof may have various tax consequences under federal and state law. Optionee has discussed such consequences with his personal tax advisor. Optionee must report the grant of the Option to the Internal Revenue Service (Internal Revenue Code Reg. ss. 1.61-15(c)) and he may be required to report to state tax authorities under applicable state law. The obligation of the Corporation or Stellex Industries to deliver shares of Common Stock or Option Stock upon the exercise of any Options issued under the Plan, or to make any payment to an Optionee upon the exercise of the Corporation's options under Section 10 or in connection with a Corporate Transaction, shall be subject to the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements.

     13. Transferability. The Option may be transferred only to the extent permitted by Section 12 of the Plan.

     14. Successors and Assigns. Except to the extent otherwise provided in
Section 14 and Section 12 of the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

     15. Compliance with Laws and Regulations.

     (a) The exercise of the Option and the issuance of the Common Stock or Option Stock upon such exercise shall be subject to compliance by the Corporation (and Stellex Industries) and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the NASDAQ National Market, if applicable) on which the Option Stock or the Common Stock may be listed for trading at the time of such exercise and issuance.

     (b) The inability of the Corporation (or Stellex Industries) to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Option Stock or Common Stock pursuant to the Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Option Stock or the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.



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     16. Amendment. The Board shall have complete and exclusive power and authority to amend or modify the Plan or this Agreement in any or all respects; provided, however, that no such amendment or modification shall adversely affect, in any material respect, any rights of the Optionee with respect to Options granted pursuant to this Agreement, unless the Optionee consents to such amendment or modification. Notwithstanding the foregoing, the Board shall have the power and authority to amend or modify the Plan or this Agreement in any manner (including in a manner that adversely affects the rights of the Optionee with respect to the Option) if such amendment or modification applies equally to all holders of options granted under the Plan and is approved by holders of options representing a majority of the shares of Option Stock or Common Stock issuable pursuant to options granted under the Plan.

     17. Governing Law. The Option shall be exercised in accordance with such administrative regulations as the Board of Directors of Stellex Industries or any duly authorized committee shall from time to time adopt. The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

     18. Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.


                            [Signature Page Follows]


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     WITNESS the due execution hereof as of the date first above written.


OPTIONEE                                     KII HOLDING CORP.


                                             By:
----------------------                         ---------------------------------
                                               Its: President



                                             STELLEX INDUSTRIES, INC.


                                             By:
                                               ---------------------------------
                                               Its: President



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